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                                                                     EXHIBIT 4.3

                          FIRST SUPPLEMENTAL INDENTURE

     FIRST SUPPLEMENTAL INDENTURE, dated as of February 7, 2003 (the "Supplemental Indenture"), among BWAY Corporation, a Delaware corporation ("BWAY"), BWAY Finance Corp., a Delaware corporation ("BWAY Finance"), BWAY Manufacturing, Inc., a Delaware corporation ("BWAY Manufacturing") and The Bank of New York, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, BWAY Finance and the Trustee heretofore executed and delivered an Indenture, dated as of November 27, 2002 (as heretofore amended and supplemented, the "Indenture"), providing for the issuance of the 10% Senior Subordinated Notes due 2010 of BWAY Finance (the "Securities") (capitalized terms used herein but not otherwise defined have the meanings ascribed thereto in the Indenture);

     WHEREAS, Section 5.01(d) of the Indenture provides that upon the execution and delivery by BWAY to the Trustee of this Supplemental Indenture, BWAY shall be the successor Company under the Indenture and the Securities and shall succeed to, and be substituted for, and may exercise every right and power of, BWAY Finance under the Indenture and the Securities and BWAY Finance shall be discharged from all obligations and covenants under the Indenture and the Securities;

     WHEREAS, pursuant to the Indenture, upon execution and delivery by BWAY Manufacturing to the Trustee of this Supplemental Indenture, BWAY Manufacturing shall be a Guarantor under the Indenture and the Securities;

     WHEREAS, Section 9.01 of the Indenture provides that BWAY Finance, BWAY, BWAY Manufacturing and the Trustee may execute and deliver this Supplemental Indenture without notice to or consent of any Holders of the Securities in order to comply with Article Five of the Indenture; and

     WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of each of BWAY, BWAY Manufacturing and BWAY Finance.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, BWAY, BWAY Manufacturing, BWAY Finance and the Trustee agree as follows:

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                                    ARTICLE I

                   Assumption by Successor Company, Guarantee

     Section 1.1. Assumption of the Securities. BWAY hereby expressly assumes and agrees promptly to pay, perform and discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by BWAY Finance under the Indenture and the Securities.

     BWAY hereby agrees to be bound by all the terms, provisions and conditions of the Indenture and the Securities and that it shall be the successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, BWAY Finance, as the predecessor Company, under the Indenture and the Securities.

     BWAY Manufacturing hereby agrees to guarantee the obligations of BWAY being assumed pursuant to the terms of this Supplemental Indenture.

     Section 1.2. Discharge of BWAY Finance. BWAY Finance is hereby expressly discharged from all debts, obligations, covenants and agreements under the Indenture and the Securities.

     Section 1.3. Guarantee. BWAY Manufacturing hereby agrees, fully and unconditionally, to guarantee the Guaranteed obligations under the Indenture and the Securities on the terms and subject to the conditions set forth in Article Eleven of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Guarantor. The Guarantee of BWAY Manufacturing is subject to the subordination provisions of the Indenture, and shall terminate and be of no further force and effect, and BWAY Manufacturing shall be released and discharged from all obligations in respect of such Guarantee, as and when provided in Section 11.04 of the Indenture.

                                   ARTICLE II

                                  Miscellaneous

     Section 2.1. Effect of Supplemental Indenture: Upon the execution and delivery of this Supplemental Indenture by BWAY, BWAY Finance, BWAY Manufacturing and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

     Section 2.2. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

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     Section 2.3. Indenture and Supplemental Indenture Construed Together. This
Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

     Section 2.4. Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

     Section 2.5. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

     Section 2.6. Severability: In case any provision in this supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 2.7. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

     Section 2.8. Successors. All agreements of BWAY in this Supplemental Indenture shall bind it successors.

     Section 2.9. Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Securities relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

     Section 2.10. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     Section 2.11. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     Section 2.12. Headings. The Article and Section headings herein are inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     Section 2.13. The Trustee. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by BWAY, BWAY Finance and BWAY Manufacturing.

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first written above.

                                          BWAY CORPORATION


                                          BY: /s/ Kevin C. Kern
                                              ----------------------------------
                                          Name:  Kevin C. Kern
                                          Title: Chief Financial Officer


                                          BWAY FINANCE CORP.


                                          BY: /s/ James J. Connors II
                                              ----------------------------------
                                          Name:  James J. Connors II
                                          Title: Vice President and Secretary


                                          BWAY MANUFACTURING, INC.


                                          BY:  /s/ Jeffrey M. O'Connell
                                              ----------------------------------
                                          Name:  Jeffrey M. O'Connell
                                          Title: Vice President and Secretary


                                          THE BANK OF NEW YORK


                                          BY:  /s/ Mary LaGumina
                                              ----------------------------------
                                          Name:  Mary LaGumina
                                          Title: Vice President